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                                                                EXHIBIT 10.9

                            REORGANIZATION AGREEMENT

     THIS AGREEMENT (the "Agreement") is entered into this 27th day of August 1996, between Third Quarter, Inc. ("Third Quarter"), Chip Voigt, Pete Voigt (Chip Voigt and Pete Voigt collectively referred to as "Voigt") and Toy Paradise Partnership, an Illinois General Partnership ("Paradise").

     WHEREAS, Third Quarter and Paradise jointly formed an Illinois Limited Liability Company, Toy Stratagem, L.L.C. ("Stratagem"), in which each were members and each had a 50% ownership interest and a 50% profit sharing interest.

     WHEREAS, the parties are desirous of forming a new corporation by the name of Fundex Games, Ltd. ("Fundex").

     WHEREAS, the parties are desirous of transferring their respective interest in Stratagem to Fundex.

     WHEREAS, the parties anticipate causing an initial public offering (the "IPO") of shares of common stock of Fundex (the "Common Stock").

     For good and valuable consideration the parties hereby agree to cause the following to occur:

     1. Third Quarter, Inc. shall be reorganized pursuant to the provisions of and qualifying under the provisions of IRC Section 368(a)(1)(F), under the name "Fundex Games, Ltd.," to be domiciled as a Nevada Corporation (the "Reorganization").

     2. In connection with the Reorganization, Paradise shall transfer its interest in Stratagem to Fundex.

     3. In connection with the Reorganization, Voigt are relinquishing their shares in Third Quarter, Inc., in exchange for 1,000,000 shares of Fundex Common Stock.

     4. Solely in exchange for the transfer of its interest in Stratagem, Toy Paradise shall receive 75,000 shares of Common Stock and 75,000 warrants (the "Warrants"), each Warrant entitling the holder thereof to acquire one (1) share of Common Stock at an exercise price equal to 120% of the initial public offering price ("IPO Price") of the Common Stock; provided, however, that if the IPO does not occur within twelve months from the date hereof, then the Warrants shall have an exercise price of $9.60.

     5. In connection with the Reorganization, Paradise and Voigt shall be in control of Fundex, collectively holding 100% of Fundex's outstanding common stock; the above transactions shall be consummated in a manner so as to facilitate compliance with IRC Section 351 for both parties.



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     6. Miscellaneous.

     6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Illinois as it applies to agreements between Illinois residents to be entered into and performed entirely within Illinois.

     6.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, (ii) one (1) business day after transmission by telex or facsimile transmission, or (iii) two (2) days after mailing if mailed by first class mail, to the following addresses:

If to Third Quarter:  If to Toy Paradise:        If to Chip Voigt or Pete Voigt:
--------------------  -------------------        -------------------------------
Third Quarter, Inc.   Toy Paradise Partnership   Chip Voigt
P.O. Box 22128        c/o Sheldon Drobny 95      P.O. Box 22128
Indianapolis, IN      Revere Drive, Suite A      Indianapolis, IN
46222                 Northbrook, IL 60062-1585  46222

     6.3 Binding Effect. This Agreement shall be binding upon both parties and upon the heirs, legal representatives, successors and assigns of each of them.

     6.4 Benefit. This Agreement shall inure to the benefit of the parties hereto and their permitted successors and assigns.

     6.5 Word Forms. In this Agreement, the singular includes the plural and the masculine includes the feminine and neuter.

     6.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the matter at hand. All prior representations, agreements and understandings, written or oral, have been merged and superseded hereby.

     6.7 Modifications. No alteration or attempted modification of any of the provisions hereof shall be binding unless in writing and signed by all parties hereto.

     6.8 Invalid Provisions. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby, unless it is readily apparent that the purpose of this Agreement is defeated thereby.

     6.9 Authorized Signatories. The parties hereto and the individuals executing this document on their behalf, covenant that the signatories to this Agreement are duly authorized and empowered to so execute and bind their respective entity.


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     The parties hereby agree to be bound and to comply with all of the foregoing terms and conditions.


DATED: /s/ August 27, 1996

Third Quarter, Inc.                            Toy Paradise Partnership:

By: /s/ Chip Voigt                             By: /s/ Sheldon Drobny
    ------------------                             ----------------------
    President                                      General Partner


Chip Voigt:                                    Pete Voigt:

/s/ Chip Voigt                                 /s/ Pete Voigt
----------------------                         -------------------------


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